Exhibit 4.7

AMENDMENT NO. 1 TO 8% SENIOR CONVERTIBLE DEBENTURE

THIS AMENDMENT NO. 1 TO 8% SENIOR CONVERTIBLE DEBENTURE (the “Amendment”) is entered into as of March ___, 2013 (the “Effective Date”), by and between Arno Therapeutics, Inc. (the “Company”), and [_____________] (the “Holder”).

WHEREAS, the Company issued the Holder that certain 8% Senior Convertible Debenture dated [November 26][December 18], 2012 (the “Debenture”);

WHEREAS, the Debenture has a Maturity Date of [November 26][December 18], 2015, and provides for interest payments at the rate of 8% per annum, payable quarterly in arrears beginning on January 1, 2013;

WHEREAS, the Company and the Holder desire to amend the Debenture to provide for accrual of all interest payments until the Maturity Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. Accrual of Interest. Section 2(a) of the Debenture is hereby amended and restated in its entirety as follows:

“(a) Payment of Interest in Cash or Kind. Interest shall accrue hereunder at the rate of 8% per annum, compounding quarterly beginning on January 1, 2013, and each April 1, July 1, October 1 and January 1 thereafter. All accrued but unpaid interest shall be paid to the Holder on the Maturity Date or, provided the Company shall have given the Holder at least 10 Trading Days’ prior written notice in accordance with the notice requirements set forth below, on such earlier date or dates as determined by the Company in its sole discretion (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) on the Interest Payment Date and through and including the date such shares of Common Stock are actually issued to the Holder all of the Equity Conditions have been met (unless waived by the Holder in writing) and (ii) the Company shall have given the Holder at least 10 Trading Days’ prior written notice (the “Interest Notice Period”) in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Interest Conversion Rate assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Conversion Shares”).”

2. Convertibility of Interest. In order to clarify the parties’ understanding that, among other things, accrued but unpaid interest shall be convertible by the Holder to the same extent as outstanding principal, the following definition of “Outstanding Amount” is hereby added to Section 1 of the Debenture:

““Outstanding Amount” shall mean the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereunder.”

In addition to the foregoing, Section 4(a) of the Debenture is hereby amended and restated in its entirety as follows:

“(a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a written notice, in substantially the form attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Outstanding Amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. Conversions hereunder shall have the effect of lowering the Outstanding Amount of this Debenture in an amount equal to the applicable conversion, with such reduction first being applied to accrued but unpaid interest. The Holder and the Company shall maintain records showing the Outstanding Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day following the date such Notice of Conversion is deemed delivered. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.”

In addition, references to “principal amount” and “outstanding principal amount” in the following sections of the Debenture shall be, and hereby are, replaced with the term “Outstanding Amount”: (i) Section 2(c); (ii) Section 4(c)(i); (iii) Section 4(c)(iv); and, if applicable, (iv) Section 4(d).

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3. Revised Notice of Conversion. In order to facilitate the foregoing, the form of Notice of Conversion attached to the Debenture as Annex A is hereby replaced in its entirety with the revised form of Notice of Conversion attached hereto as Annex A.

4. Miscellaneous. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Debenture. Except as amended or modified by this Amendment, the parties hereby confirm all other terms and provisions of the Debenture. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ARNO THERAPEUTICS, INC.

By:
Name:	Glenn R. Mattes
Title:	President & Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

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[holder SIGNATURE PAGE TO

AMENDMENT No. 1 TO

8% SENIOR CONVERTIBLE DEBENTURE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert some or all of the Outstanding Amount under the 8% Senior Convertible Debenture due [November 26][December 18], 2015 of ARNO THERAPEUTICS, INC., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Outstanding Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: ______________
Account No: ____________